Exhibit 99.2
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     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Glass, certify that:

      1. I have reviewed this annual report on Form 10-K of Loehmann's Holdings, Inc.;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

      Date:  April 28, 2003                      /s/ Robert Glass
                                                 --------------------------
                                                 Name:  Robert Glass
                                                 Title: Chief Operating Officer,
                                                        Chief Financial Officer,
                                                        Secretary and Director

      A signed original of this written statement required by Section 906 has been provided to Loehmann's Holdings, Inc. and will be retained by Loehmann's Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.